SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2005

DrugMax, Inc.

(Exact name of registrant as specified in its charter)

STATE OF NEVADA	1-15445	34-1755390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Farmington Avenue

Farmington, CT 06032-1968

(Address of principal executive offices)

Registrant’s telephone number, including area code: (860) 676-1222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 14, 2005, DrugMax, Inc. received a letter from The Nasdaq Stock Market indicating that DrugMax’s recent private placement of Series A preferred stock and warrants was not in compliance with Nasdaq’s shareholder approval requirements because the limitation on the number of shares of common stock into which the Series A preferred stock and warrants are convertible and exercisable without shareholder approval contained a provision that eliminated the limitation if, in the future, DrugMax was no longer listed on the Nasdaq Stock Market. Nasdaq indicated that this provision violated its rules because caps of this nature must apply for the “life of the transaction” regardless of whether, in the future, the company is listed on Nasdaq. Accordingly, on January 20, 2005, DrugMax, having received requisite corporate approval, filed an amended and restated certificate of designation with the State of Nevada and amended the terms of its warrants to eliminate the foregoing limitation and to clarify that the cap will continue to apply regardless of whether or not DrugMax is listed on the Nasdaq Stock Market. As a result, on January 21, 2005, Nasdaq notified DrugMax that DrugMax had regained compliance with the rules of the Nasdaq Stock Market.

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

See Item 2.01 above.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

The exhibits to this report are listed in the Exhibit Index set forth elsewhere herein.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

DRUGMAX, INC.

By:	/s/ Edgardo Mercadante
Edgardo Mercadante, Chief Executive Officer

Dated: January 21, 2005

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1	Amended and Restated Certificate of Designation of DrugMax dated January 20, 2005.

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